                                                                    Exhibit 23.6



           Updated Consent of Grant Thornton LLP (Vestin Group, Inc.)



We have issued our report dated December 31, 2000, accompanying the financial statements of Vestin Group, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Reno, Nevada
May 18, 2001